Exhibit 4.1

FORM OF

SERIES B CUMULATIVE PREFERRED GLOBAL STOCK CERTIFICATE

Gastar Exploration USA, Inc.

Incorporated under the Laws of the State of Delaware

CUSIP: 36729P 306

CERTIFICATE NUMBER: 001	SHARES

This represents and certifies that CEDE & CO is the owner of                      fully paid and non-assessable shares of Series B Cumulative Preferred Stock of Gastar Exploration USA, Inc. (the “Company”) transferable upon the books of the Company by the holder hereof in person or by the holder’s duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto and the Certificate of Designation of the Series B Cumulative Preferred Stock and all amendments thereto (copies of which are on file at the office of the Company), to which the holder hereof by acceptance hereof expressly assents.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE.

DATED:                      , 2013

IN WITNESS WHEREOF, Gastar Exploration USA, Inc. has executed this Certificate as of the date set forth above.

GASTAR EXPLORATION USA, INC.

By:
Name: J. Russell Porter
Title: President

By:
Name: Michael A. Gerlich
Title: Secretary and Treasurer

SIGNATURE PAGE TO

GASTAR EXPLORATION USA, INC.

SERIES B CUMULATIVE PREFERRED GLOBAL STOCK CERTIFICATE

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

American Stock Transfer & Trust Company, LLC
as Transfer Agent

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

GASTAR EXPLORATION USA, INC.

SERIES B CUMULATIVE PREFERRED GLOBAL STOCK CERTIFICATE

REVERSE OF THE SECURITY

ASSIGNMENT

For Value Received,                                          hereby sells, assigns and transfers unto                                          (print or typewrite name, address and social security or other identifying number of assignee)                  Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint                                          attorney, to transfer the said stock on the books of the within named company with full power of substitution in the premises

Dated:

X

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17 Ad-15 under the Securities Exchange Act of 1934.

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